UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CRESTLINE LENDING SOLUTIONS, LLC
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION DATED OCTOBER 24, 2025

Crestline Lending Solutions, LLC
201 Main Street, Suite 2100
Fort Worth, Texas 76102

[ ], 2025

Dear Shareholder:

You are cordially invited to participate in a Special Meeting of Shareholders (the “Meeting”) of Crestline Lending Solutions, LLC (the “Company”) to be held on [ ], 2025 at [ ] [a.m./p.m.], Central Time. The Meeting will be held solely on the Internet by virtual means at [ ]. Prior to the Meeting, you will be able to complete a proxy as described below.

The Notice of Special Meeting of Shareholders and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to approve a new investment advisory agreement (the “New Advisory Agreement”) by and between the Company and Crestline Management, L.P. (the “Adviser”). The Adviser has entered into a purchase and sale agreement with Rithm Capital Corporation and certain of its affiliates (collectively, “Rithm”) pursuant to which Rithm will acquire the Adviser and certain of the Adviser’s general partners, special limited partners and affiliated entities (the “Transaction”). The Transaction, if consummated, will result in the assignment and corresponding termination of the current investment advisory agreement, dated as of September 2, 2025, by and between the Company and the Adviser (the “Existing Advisory Agreement”) in accordance with Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”). Although the ownership of the Adviser will change as a result of the Transaction, neither the management of the Adviser (subject to ordinary course of hiring and attrition) nor the terms of the New Advisory Agreement compared to the Existing Advisory Agreement will change following the Transaction. The Adviser will continue to serve as the investment adviser to the Company and is the counterparty to the proposed New Advisory Agreement, consistent with the Existing Advisory Agreement.

Details of the business to be conducted at the Meeting are set forth in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. I, along with other members of the Company’s management, will be available to respond to shareholders’ questions. The Board unanimously recommends that you vote FOR the proposal to approve the New Advisory Agreement.

It is important that your shares be represented at the Meeting. If you are unable to participate in the Meeting during the scheduled time, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the Proxy Statement and on the enclosed proxy card.

We look forward to your participation in the Meeting. Your vote and participation in the governance of the Company is very important to us.

Sincerely Yours,
/s/ Chris Semple
Chris Semple
Chief Executive Officer and Chair of the Board of Directors
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on [ ], 2025.

i

Crestline Lending Solutions, LLC
201 Main Street, Suite 2100
Fort Worth, Texas 76102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be Held on
[ ], 2025 at [ ] [a.m./p.m.], Central Time

To the Shareholders of Crestline Lending Solutions, LLC:

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders (the “Meeting”) of Crestline Lending Solutions, LLC (the “Company”) will be held on [ ], 2025, at [ ] [a.m./p.m.], Central Time. The Meeting will be held solely on the Internet by virtual means at [ ], and for the following purpose:

1.To approve a new investment advisory agreement by and between the Company and Crestline Management, L.P.

You have the right to receive notice of, and to vote at, the Meeting if you were a shareholder of record at the close of business on [ ], 2025. It is important that all shareholders participate in the affairs of the Company, regardless of the number of shares owned. Accordingly, the Company urges you to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible even if you plan to attend the Meeting. Instructions are shown on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or subsequently executed proxy, or by attending the Meeting and voting in-person.

In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. Thank you for your support of the Company.

By Order of the Board of Directors,
/s/ Chris Semple
Chris Semple
Chief Executive Officer and Chair of the Board of Directors

Fort Worth, Texas
[ ], 2025

ii

Crestline Lending Solutions, LLC
201 Main Street, Suite 2100
Fort Worth, Texas 76102

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
[ ], 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Crestline Lending Solutions, LLC (the “Company,” “we,” “us,” or “our”) for use at a Special Meeting of Shareholders (the “Meeting”) to be held on [ ], 2025 at [ ] [a.m./p.m.], Central Time. The Meeting will be held solely on the Internet by virtual means at [ ]. This proxy statement, the proxy card and the accompanying proxy materials are being mailed to shareholders on or about [ ], 2025. This Proxy Statement also can be accessed online at [ ].

We encourage you to vote your shares, either by voting in-person at the Meeting, by telephone, or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or by telephone or through the Internet, and the Company receives your vote in time for voting at the Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on your signed proxy card, the shares covered by the proxy card will be voted FOR the approval of the New Advisory Agreement (as defined below) in accordance with the recommendation of the Board.

Purpose of Meeting

At the Meeting, you will be asked to approve a new investment advisory agreement (the “New Advisory Agreement”) by and between the Company and Crestline Management, L.P., the Company’s investment adviser (the “Adviser” or “Crestline Management”).

Record Date and Voting Securities

The Board has fixed the close of business on November 3, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof (the “Record Date”). You may cast one vote for each unit of limited liability company interest that you owned as of the Record Date. There were [ ] of the Company’s units of limited liability company interests outstanding as of the Record Date.

Quorum Required

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in-person or by proxy, of a majority of the Company’s outstanding shares entitled to cast a vote as of the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. If a beneficial owner does not provide voting instructions to its broker, the broker is not permitted to give a proxy with respect to such beneficial owner’s shares, and accordingly such shares will not count as present for quorum purposes, or for purposes of Section 2(a)(42) of the 1940 Act (as described more fully under “Vote Required” below). In addition, abstentions are not counted as votes cast.

If a quorum is not present at the Meeting, the shareholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Voting

You may vote at the Meeting by mailing the enclosed proxy card or casting your vote at the Meeting. When voting by proxy and mailing your proxy card, you are required to:

•indicate your instructions on the proxy card;
•date and sign the proxy card;
•mail the proxy card promptly in the envelope provided; and
•allow sufficient time for the proxy card to be received on or before 11:59 p.m., Central Time, on [ ], 2025.

If you hold shares through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares through a broker, bank or other nominee and you want to participate in the Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Meeting. If a beneficial owner does not provide voting instructions to its broker, the broker is not permitted to give a proxy with respect to such beneficial owner’s shares.

You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different account holders). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you must provide voting instructions as to all your accounts to vote all your shares.

Revocability of Proxies

If you are a “shareholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying Crestline Management, L.P. in writing, by submitting a properly executed, later-dated proxy, or by attending the Meeting in-person and voting your shares at the Meeting. Please send your notification to Crestline Management, L.P. at 201 Main Street, Suite 2100, Fort Worth, Texas 76102. Any shareholder of record participating in the Meeting may vote at the Meeting, whether or not he or she previously voted his or her shares via proxy. Shareholders have no appraisal or dissenters’ rights in connection with the proposal described herein.

Vote Required

Approval of the New Advisory Agreement. This proposal will be approved if the holders of a majority of the outstanding voting securities of the Company as of the Record Date vote in favor of the New Advisory Agreement. Pursuant to Section 15(a) of the 1940 Act, approval of a written contract for a person to serve or act as an investment adviser to a business development company (“BDC”) requires the vote of a “majority of the outstanding voting securities” of the Company, defined under Section 2(a)(42) of the 1940 Act as the lesser of: (1) 67% or more of the voting securities of the Company present or represented by proxy at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company, whichever is less. Because the vote on the proposal is based on the total number of shares outstanding, abstentions will have the same effect as voting “AGAINST” the approval of the proposal. If you give no instructions on your signed proxy card, the shares covered by the proxy card will be voted “FOR” the approval of the New Advisory Agreement in accordance with the recommendation of the Board.

Additional Solicitation. If there are not enough votes to approve the New Advisory Agreement, the shareholders who are represented at the Meeting may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against the proposal, to permit the further solicitation of proxies. Abstentions will not be counted as votes cast on such adjournment and will have no effect on the adjournment vote.

In addition, the Chair of the Meeting will have the authority to adjourn the Meeting from time-to-time without notice and without the vote or approval of the shareholders.

Proxies for the Special Meeting

The named proxies for the Meeting are Chris Semple, John Cochran and Jesus Payan (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Meeting in their judgment.

Information Regarding this Solicitation

The Adviser will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing and mailing this Proxy Statement and any requested proxy materials to shareholders. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, directors, officers or employees of the Company and/or officers or employees of the Adviser may solicit proxies in person and/or by telephone, electronic mail or other electronic means from the Company’s shareholders. No additional compensation will be paid to directors, officers or regular employees of the Company or the Adviser for such services. The Adviser is located at 201 Main Street, Suite 2100, Fort Worth, Texas 76102.

Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), the Company furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Company encourages Shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of meetings of shareholders and the cost associated with the physical printing and mailing of materials, Shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of shares held by a broker or custodian, may request a printed set of proxy materials. The enclosed proxy card contains instructions on how you can elect to receive a printed copy of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of the Company, and our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. The percentage ownership is based on [ ] shares outstanding as of the Record Date. Ownership information for those persons who beneficially own 5% or more of our shares is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

To our knowledge, unless indicated otherwise, the Company believes that each beneficial owner set forth in the table below has sole voting and investment power. The Company’s directors are divided into two groups — interested directors and independent directors. Independent directors are those who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Company (the “Independent Directors”). The address of all executive officers and directors is c/o Crestline Lending Solutions, LLC, 201 Main Street, Suite 2100, Fort Worth, Texas 76102.

Name and Address	Number of Shares Owned	Percentage of Shares Outstanding
Interested Director
Chris Semple(1)	—	—%
Independent Directors
Bowen Diehl(1)	—	—%
Shawn Hessing	—	—%
Eric Smith(1)	—	—%
Executive Officers who are not Directors
John Cochran(1)	—	—%
Camille Sassman	—	—%
Jesus Payan	—	—%
Cheri Crum	—	—%
Tom Bavin(1)	—	—%
Michelle Marcano-Johnson	—	—%
Directors and Executive Officers as a Group (10 persons)	—	—%
5% Holders
Mellifera L.P.(2)	[ ]	[ ]%
Partners Capital Phoenix Fund II Ltd – Diversified Income Fund(3)	[ ]	[ ]%
Syracuse University(4)	[ ]	[ ]%
(1)These directors and officers have subscribed for a commitment to invest in the Company. The Company has not yet called capital for those commitments, and as a result, as of the date hereof, such directors and officers do not own any Shares of the Company.
(2)The address of Mellifera L.P. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104
(3)The address of Partners Capital Phoenix Fund II Ltd. – Diversified Income Fund is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009.
(4)The address of Syracuse University is 621 Skytop Road, Suite 120, Syracuse, NY 13244.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Director
Chris Semple(3)	None
Independent Directors
Bowen Diehl(3)	None
Shawn Hessing	None
Eric Smith(3)	None
(1)The dollar ranges are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 or over $1,000,000.
(2)The dollar range of equity securities beneficially owned by directors of the Company, if applicable, is the product obtained by multiplying the current net asset value per share of the Company’s units of limited liability company interests, times the number of the Company’s shares beneficially owned.
(3)These directors have subscribed for a commitment to invest in the Company. The Company has not yet called capital for those commitments, and as a result, as of the date hereof, such directors and officers do not own any Shares of the Company.

PROPOSAL 1: APPROVAL OF THE NEW ADVISORY AGREEMENT

Crestline Management currently provides investment advisory services to the Company pursuant to the Existing Advisory Agreement. On October 22, 2025, the Board approved, and recommended that the Company’s shareholders approve, the New Advisory Agreement in connection with the Transaction. Under the New Advisory Agreement, Crestline Management will continue to manage the day-to-day operations of, and provide investment advisory services to, the Company, subject to the overall supervision of the Board.
Background
On September 3, 2025, Crestline Management entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Rithm Capital Corporation and certain of its affiliates (“Rithm”), pursuant to which Rithm will acquire Crestline Management and certain of its affiliated entities. Following the closing of the Transaction, Crestline Management will be owned by Rithm, subject to certain profit sharing and earnout arrangements with members with Crestline Management’s senior employees. Although the ownership of Crestline Management will change as a result of the Transaction, there are expected to be no changes to the investment advisory services performed by Crestline Management to the Company as a result of the Transaction, itself. The Adviser’s current management team (subject to ordinary course hiring and attrition) is expected to continue to determine the investment strategies and policies of the Adviser following consummation of the Transaction. In addition, the Company’s investment objective, investment strategies, and investment portfolio are expected not to change as a result of the Transaction, itself. The advisory fees payable by the Company to the Adviser pursuant to the proposed New Advisory Agreement will be the same as the Existing Advisory Agreement, and the expenses of the Company are not expected to change as a result of the Transaction.

The Transaction is expected to close in the fourth quarter of 2025 subject to the satisfaction or waiver of various conditions, as set forth in the Purchase Agreement, including obtaining specified regulatory approvals and attaining certain advisory client consent thresholds. Crestline Management expects that the Transaction will close after the date of the Meeting. In the event that the closing of the Transaction occurs before the New Advisory Agreement is approved by the Company’s shareholders, an interim investment advisory agreement between the Company and Crestline Management (the “Interim Advisory Agreement”) will take effect upon the closing of the Transaction and will continue in effect for a term ending on the earlier of 150 days from the closing of the Transaction or when the shareholders approve the New Advisory Agreement. If the New Advisory Agreement is not approved by the Company’s shareholders before the term of the Interim Advisory Agreement expires, the Board will consider other alternatives in the best interests of shareholders of the Company.

Section 15 of the 1940 Act, made applicable to BDCs under Section 59 of the 1940 Act, requires that all investment advisory agreements provide for automatic termination in the event of an assignment. An assignment of an investment advisory agreement is deemed to occur when a transaction results in a change of control (i.e., change in ownership of voting securities such that a person who owned less than 25% comes to own more than 25%, or vice versa) of an investment adviser. Consummation of the Transaction will be deemed to result in a change of control of Crestline Management, and thus the automatic termination of the Existing Advisory Agreement. The 1940 Act further provides that it is unlawful for any person to serve as an investment adviser of a BDC, such as the Company, except pursuant to a written contract, which contract has been approved by the vote of a majority of the outstanding voting securities of such BDC.
In anticipation of the automatic termination of the Existing Advisory Agreement upon the closing of the Transaction, the Board, including a majority of the Independent Directors, at a meeting held on October 22, 2025, voted to approve the New Advisory Agreement, subject to shareholder approval. Subject to approval by the Company’s shareholders, the New Advisory Agreement will take effect upon the closing of the Transaction, which is anticipated to occur on or about December 1, 2025.

The New Advisory Agreement is identical to the Existing Advisory Agreement, including with respect to advisory fees, except that the initial term will begin upon the execution of the New Advisory Agreement and certain other non-substantive changes. A copy of the New Advisory Agreement is attached to this Proxy Statement as Annex A.

You should read the New Advisory Agreement in its entirety. The description in this Proxy Statement of the New Advisory Agreement is only a summary.

Information Regarding Crestline Management and the Transaction

Crestline Management has served as the investment adviser to the Company since the Company elected to be regulated as a BDC under the 1940 Act on September 2, 2025. Crestline Management was formed in 1997 and has been registered as an investment adviser under the Investment Advisers Act of 1940, as amended, with the SEC since 2002. Crestline Investors, Inc. (“Crestline”) is the general partner of Crestline Management. Crestline’s formative team members have been investing together for approximately 15 years. Crestline and its affiliates specialize in credit and opportunistic investments, seeking to provide risk-adjusted returns using Crestline’s credit expertise and experience to pursue value creation. As of June 30, 2025, Crestline and its affiliates manage approximately $19.9 billion across multiple funds and accounts, including over $17.9 billion in alternative credit strategies. As of June 30, 2025, Crestline had 177 employees, including 72 investment professionals.

Rithm is a global asset manager focused on real estate, credit and financial services. Rithm is a Delaware corporation that was formed as a limited liability company in September 2011 and became a publicly traded entity on May 15, 2013. Since June 17, 2022, Rithm has been structured as an internally managed real estate investment trust for U.S. federal income tax purposes. Rithm has grown into an investment platform with a diverse and opportunistic portfolio across the real estate and financial services sectors. As of June 30, 2025, Rithm had approximately $36.0 billion in assets under management. Headquartered in New York City, Rithm has a global presence with offices in London, Hong Kong, Shanghai and Tokyo.

While the Company’s investment objective and the Adviser’s management function are not expected to change following the consummation of the Transaction, the Adviser expects it will be able to leverage the resources and operational capabilities of Rithm to enhance the Company’s available investment opportunities and improve the financing terms that the Company is able to offer its potential portfolio companies.

Interests of Certain Persons in the Approval of the New Investment Management Agreement

Certain of the Company’s executive officers, including the interested director on the Board, are also officers and employees of the Adviser and its general partner, Crestline. Chris Semple, our Chief Executive Officer and Chair of our Board, is also a Partner of, and Co-Head of U.S. Corporate Credit at, Crestline. John Cochran, our Chief Operating Officer, is also a Partner of, and Chief Operating Officer at, Crestline, as well as a member of Crestline’s Investment Committee.

Crestline Management, directly and indirectly, beneficially owns [ ]% of the Company’s issued and outstanding shares as of the Record Date.

Summary of the Existing Advisory Agreement, the New Advisory Agreement and the Interim Advisory Agreement

On August 19, 2025, the Board, including all of the Independent Directors, approved the Existing Advisory Agreement in connection with the organization of the Company. The Existing Advisory Agreement became effective on September 2, 2025, the date on which the Company elected to be regulated as a BDC under the 1940 Act.

If the New Advisory Agreement is approved by the Company’s shareholders, Crestline Management will continue to provide the same advisory services to the Company pursuant to the New Advisory Agreement as it currently provides pursuant to the Existing Advisory Agreement. Under the terms of the New Advisory Agreement, Crestline Management will continue to manage the day-to-day operations of, and provide investment advisory services to, the Company in accordance with its investment objective, policies and restrictions, and will continue to be responsible for:

•determining the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;
•identifying, evaluating and negotiating the structure of the investments made by the Company;
•executing, monitoring and servicing the Company’s investments;
•determining the securities and other assets that the Company will purchase, retain, or sell;
•performing due diligence on prospective portfolio companies;
•voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Company; and
•providing the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Consistent with the Existing Advisory Agreement, the services Crestline Management will provide to the Company will not be exclusive, and Crestline Management may engage in any other business or render similar services to other entities so long as its services to the Company are not impaired.
Advisory Fees
The management fees under the New Advisory Agreement will be calculated in a manner identical to that of the Existing Advisory Agreement. We will pay the Adviser a fee for its services under the New Advisory Agreement consisting of two components: a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
Base Management Fee
The base management fee payable under the New Advisory Agreement will be calculated in a manner identical to that of the Existing Advisory Agreement.
Pursuant to the New Advisory Agreement, the base management fee will continue to be calculated at a rate based on the value of our net assets at our most recently published net asset value. For the initial period of our operations from September 2, 2025 (the “BDC Election Date”) through the end of the fiscal quarter ended September 30, 2025, the base management fee will be calculated based on the net asset value of the Ramp Vehicle as of the BDC Election Date. The base management fee will be calculated as shown below:

Base Management Fee	Net Assets as of Most Recently Completed Quarter
0.1125% (1.35% annualized)	Less than or equal to $150.0 million
0.0917% (1.10% annualized)	Greater than $150.0 million but less than or equal to $300.0 million
0.0823% (0.9875% annualized)	Greater than $300.0 million but less than or equal to $500.0 million
0.071% (0.85% annualized)	Greater than $500.0 million
Incentive Fees
The incentive fees payable under the New Advisory Agreement will be calculated in a manner identical to that of the Existing Advisory Agreement. Pursuant to the New Advisory Agreement, we will continue to pay to the Adviser an incentive fee consisting of two components – an incentive fee based on a percentage of net investment income and an incentive fee based on a percentage of capital gains, each as described below. The two components of the incentive fee are independent of each other and therefore, one component may be payable to the Adviser even if the other component is not payable to the Adviser.
    Incentive Fee on Income
Under the New Advisory Agreement, the amount of the incentive fee on income payable to the Adviser will continue to be calculated and payable quarterly in arrears and will continue to equal 12.5% of the Company’s Pre-

Incentive Fee Net Investment Income (as defined below) for each calendar quarter, subject to a 5.0% annualized hurdle rate, with a catch-up.
Pre-Incentive Fee Net Investment Income means interest income, distribution income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during each calendar quarter, minus our operating expenses for such quarter (including the base management fee, expenses payable under the Administration Agreement and any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market or original issue discount, debt investments with PIK interest, preferred stock with PIK dividends and zero-coupon securities), accrued income that we have not yet received in cash. The Adviser is not under any obligation to reimburse us for any part of the income-based fees it receives that are based on accrued income that we never actually receive. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-Incentive Fee Net Investment Income will be compared to a “Hurdle Amount” equal to the product of (i) the “hurdle rate” of 1.25% per quarter (5% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter.
We will pay the Adviser an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:
•No incentive fee based on Pre-Incentive Fee Net Investment Income in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns does not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•100% of the dollar amount of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than 1.43%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with approximately 12.5% of our Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and
•12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.
    Incentive Fee on Capital Gains
The incentive fee on capital gains will continue to be determined and payable in arrears as of the end of each fiscal year. Under the New Advisory Agreement, consistent with the Existing Advisory Agreement, the incentive fee based on capital gains will equal 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with GAAP.
Expenses
All professionals of Crestline Management, when and to the extent engaged in providing investment advisory and management services to the Company, and the compensation and routine overhead expenses of personnel allocable to these services to the Company, are, and will continue to be, provided and paid for by Crestline Management and not by the Company.

Limitations of Liability and Indemnification
The indemnification provisions under the New Advisory Agreement will be identical to the indemnification provisions under the Existing Advisory Agreement. The New Advisory Agreement will provide that the Company will indemnify the Adviser and its affiliates (each, an “Indemnitee”) against any liabilities in connection with any actions taken or omitted to be taken by the Adviser in connection with the performance of any of the Adviser’s duties or obligations under the New Advisory Agreement, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the Company’s interest and except to the extent arising out of the Indemnitee’s willful malfeasance, bad faith, fraud or gross negligence, in the performance their duties, or by reason of reckless disregard of their obligations and duties under the New Advisory Agreement. The Company may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.
Term, Continuance and Termination
The continuance and termination provisions under the New Investment Advisory Agreement are identical to the continuance and termination provisions under the Existing Advisory Agreement. The New Advisory Agreement provides that it will remain in effect for two (2) years from its effective date, and thereafter from year-to-year, subject to approval by the Board or a vote of a majority of the outstanding voting securities of the Company and by approval of a majority of the Independent Directors. The New Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (a) the affirmative vote of a majority of the Company’s outstanding voting securities, (b) the affirmative vote of a majority of our Board, including a majority of the Independent Directors, or (c) the Adviser.
Interim Advisory Agreement
On October 22, 2025, the Board, including all of the Independent Directors, approved the Interim Advisory Agreement. Crestline Management expects that the Transaction will close after the date of the Meeting. Notwithstanding the foregoing, in the event that the closing of the Transaction occurs before the New Advisory Agreement is approved by the Company’s shareholders, the Interim Advisory Agreement will take effect upon the closing of the Transaction and will continue in effect for a term ending on the earlier of 150 days from the closing or when the Company’s shareholders approve the New Advisory Agreement. If the New Advisory Agreement is not approved by the Company’s shareholders before the term of the Interim Advisory Agreement expires, the Board will consider other alternatives in the best interests of shareholders.
The terms of the Interim Advisory Agreement are substantially the same as the Existing Advisory Agreement, except for the date and certain provisions that are required by Rule 15a-4 under the 1940 Act. The provisions required by Rule 15a-4 under the 1940 Act include a requirement that fees payable under the Interim Advisory Agreement be paid into an escrow account. If the Company’s shareholders approve the New Advisory Agreement by the end of the 150-day period, the compensation (plus interest) payable by the Company under the Interim Advisory Agreement will be paid to Crestline Management. If the New Advisory Agreement, however, is not approved, only the lesser of the costs incurred (plus interest) by Crestline Management or the amount in the escrow account (including interest) will be paid to Crestline Management.
Administration Agreement
Crestline Management serves as the administrator for the Company (in such capacity, the “Administrator”) pursuant to an administration agreement (the “Existing Administration Agreement”). In connection with the Transaction, and in conjunction with entering into the New Advisory Agreement, the Company will enter into a new administration agreement (the “New Administration Agreement”) with the Administrator. The New Administration Agreement will be substantially identical to the Existing Administration Agreement. Pursuant to the New Administration Agreement, the Administrator (or one or more delegated service providers) will continue to furnish the Company with office facilities, together with equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, the Administrator will continue to perform, or oversee the performance of, the Company’s required administrative services, which includes being responsible for the financial records that the Company is required to maintain and preparing reports to the Company’s shareholders and reports filed with the SEC and otherwise assists with the Company’s compliance with the rules and regulations applicable to a BDC and regulated investment company under the Internal Revenue Code. In addition, the Administrator will continue to assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s shareholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator will charge the Company only for the actual expenses it incurs on its behalf, or its allocable portion thereof.
Advisory Fees and Other Fees
The following table describes the fees paid/accrued to the Adviser under the Existing Advisory Agreement and Existing Administration Agreement during the fiscal year ending December 31, 2025 for the period from the BDC Election Date through the fiscal quarter ending September 30, 2025.

Source Agreement & Description	For the Fiscal Year Ending December 31, 2025(1)
Existing Advisory Agreement - Base Management Fee	$270,081
Existing Advisory Agreement - Income Incentive Fee	$—
Existing Advisory Agreement - Capital Gains Incentive Fee(2)	$120,057
Existing Administration Agreement - Administrator Expenses(3)	$1,131,038
_________________________
(1) Represents fees paid/accrued for the period from the BDC Election Date (September 2, 2025) through September 30, 2025.
(2) The incentive fees based on capital gains accrued from the BDC Election Date (September 2, 2025) through September 30, 2025 are not contractually payable to the Adviser.
(3) Does not account for expense payments made by Crestline Management pursuant to the Expense Support and Conditional Reimbursement Agreement by and between Crestline Management and the Company, dated as of September 2, 2025.
Board Consideration of the New Advisory Agreement
The Board, including all of the Independent Directors, unanimously approved the New Advisory Agreement on October 22, 2025.

In evaluating the New Advisory Agreement, the Board reviewed certain materials furnished by Crestline Management and Rithm relevant to its decision. Those materials included a copy of the New Advisory Agreement; a memorandum from independent legal counsel to the Independent Directors outlining the legal principles that are applicable to consideration of the approval of the New Advisory Agreement by the Board; Crestline Management’s response to certain questions to assist in the Board’s consideration of the approval of the New Advisory Agreement; and other supporting documents and attachments.

At the organizational meeting of the Board on August 19, 2025, the Board met in an executive session with representatives of Crestline Management to discuss the Board’s approval of the Existing Advisory Agreement in the context of Crestline Management’s then-current discussions with Rithm. During the discussion, members of the Company’s management provided an overview of the proposed Transaction, noting that discussions were ongoing and that the proposed timing and the final terms of the Purchase Agreement were unknown at such time. The Company’s management explained that regardless of whether the Transaction was ultimately consummated, the personnel at Crestline Management, including those responsible for managing the Company’s portfolio, would remain the same, and the fees payable by the Company to the Adviser would not change. The Board ultimately approved the Existing Advisory Agreement based upon all the information it was provided, including the services to be provided by the Crestline Management team on a standalone basis.

The Board met again on October 20, 2025, during which a representative of Rithm and representatives of Crestline Management discussed the Transaction and indicated that, as a result of the Transaction, the operations of Crestline Management and its ability to provide the same advisory services to the Company would not be adversely affected. The representative of Rithm discussed the resources that Rithm expects to provide to Crestline Management following the closing of the Transaction. The Board then met on October 22, 2025, during which the Board discussed the New Investment Advisory Agreement, including the proposed fees to be paid by the Company and the services to be provided by the Adviser, which were consistent with the Existing Advisory Agreement. During the meeting, representatives of Crestline Management further discussed the following benefits that the Transaction would inure to the Adviser, and in turn the Company: Rithm’s portfolio of investments and operating companies have a successful track record of performing across changing economic environment, and Rithm’s larger scale and strong banking relationships may aid in the offering of the Company’s shares. Additionally, the Company’s management noted that Rithm’s commitment to infuse additional capital into Crestline Management would strengthen its products, including the Company, and Rithm’s existing network could provide enhanced investment opportunities to Crestline Management, and therefore, the Company. The Board also discussed the allocation of investments between the Company, its affiliates and affiliates of Rithm after the Transaction.

In its consideration of the New Investment Advisory Agreement, the Board focused on information it had received relating to, among other things: (a) the nature, quality and extent of the advisory and other services to be provided to the Company by Crestline Management; (b) the investment performance of the Company and Crestline Management; (c) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (d) the Company’s projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (e) any existing and potential sources of indirect income to Crestline Management and its affiliates from their relationships with the Company and the profitability of those relationships; (f) information about the services to be performed and the personnel who will be performing such services under the New Advisory Agreement; (g) the organizational capability and financial condition of Crestline Management and its affiliates and how they would be affected by the Transaction; (h) possible economies of scale arising from the Company’s size and/or anticipated growth; and (i) possible alternative fee structures or bases for determining fees. The Independent Directors met in an executive session regarding the approval of the New Advisory Agreement and the consideration of the foregoing factors.

Based on the information reviewed and discussions held with respect to each of the foregoing items, the Board, including a majority of the Independent Directors, approved, and recommended that the Company’s shareholders approve, the New Advisory Agreement based on the below considerations:

Nature, Extent and Quality of Services to be Provided to the Company

The Board noted that the nature, quality, and extent of the advisory services currently being provided by Crestline Management to the Company were satisfactory and that the services were not expected to change materially after the Transaction as the operations and personnel of Crestline Management would remain substantially the same following the Transaction. They also noted that the services to be provided to the Company could reasonably be expected to be augmented by the additional resources of Rithm. In making their determination, the Board considered, among other things: the expected impact, if any, of the Transaction on the operations, facilities, organization and personnel of the Adviser, the ability of the Adviser to perform its duties as a result of the Transaction, including any changes to the level or quality of services provided to the Company; and any anticipated changes to the investment and other practices of the Company. The Board considered that the services to be provided and the standard of care under the New Advisory Agreement are the same as the Existing Advisory Agreement. The Board noted that the Adviser did not anticipate any material changes to the advisory personnel that manage the Company or the services provided to the Company as a result of the Transaction.

Investment Performance

The Board reviewed the investment performance of the Company since its commencement of operations and compared the performance of the Company with the performance of comparable BDCs. The Board concluded that the investment performance of the Company since the BDC Election Date had been satisfactory when compared to that of comparable BDCs and that the current investment personnel who were responsible for managing the Company would remain after the Transaction. Further, the Board considered the Adviser’s view that the Company may have additional investment opportunities due to its relationship with Rithm after the Transaction closed. Accordingly, in light of such findings and the performance history of the Company, the Board determined that the investment performance of the Company was likely to remain consistent or potentially improve over time with the approval of the New Advisory Agreement.

Costs of the Services Provided to the Company

As noted above, the terms of the New Advisory Agreement are substantially the same as those of the Existing Advisory Agreement, including with respect to fee structure. Based on its review of the information provided to it, the Board determined that the management fees and expenses under the New Advisory Agreement were reasonable and in the best interests of the Company.

The Board also noted that the advisory fees (which would remain the same) and operating expenses were in line with, or generally less than, those of comparable BDCs and that Crestline Management and its affiliates did not and would not receive any indirect income from the Company apart from advisory fees and administrator expenses.

Finally, the Independent Directors decided not to consider alternative fee structures as the current fee structure was consistent with that of other BDCs.

Economies of Scale

The Board considered information about the potential for the Company’s shareholders to experience economies of scale as the Company grows in size and considered that the investment objectives and strategies of the Company were not expected to materially change as a result of the Transaction. Accordingly, the Board concluded that although the Transaction could lead to economies of scale in the future, it would likely not result in immediate economies of scale previously unavailable to the Company. Therefore, potential economies of scale were determined not to be a significant consideration for the Board in approving the New Advisory Agreement. The Board noted that it would have the opportunity to receive updates in the future regarding any economies of scale realized by the Adviser in connection with its management of the Company.

Profitability of the Adviser

The Board concluded that the organizational capability and financial condition of Crestline Management and its affiliates were adequate and could reasonably be expected to improve following the Transaction due to the greater resources of Rithm. Additionally, given that the fee structure, services and costs of personnel under the New Advisory Agreement are substantially the same as that under the Existing Advisory Agreement, the Board determined that, based on information available to the Board related to the Existing Advisory Agreement, the Adviser’s profitability with respect to managing the Company was not be unreasonable in relation to the nature, extent and quality of the services to be provided.

Limited Potential for Additional “Fall Out” Benefits Derived by the Adviser

The Board noted that the considerations regarding the potential for the Adviser and its affiliates to derive additional “fall out” benefits, such as soft dollar arrangements with brokers, as a result of the Transaction were not expected to materially change as a result of the Transaction. The Board noted that such potential for “fall out” benefits would remain limited, and as a result, this factor was not a significant consideration for the Board in approving the New Advisory Agreement. In addition, the Board considered the fact that in connection with the Transaction, a director of the Company who is considered an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act) will receive payments in exchange for their equity interests in the Adviser.

Based on these considerations, the Board, including all of the Independent Directors, concluded that the compensation payable to Crestline Management under the New Advisory Agreement was reasonable in relation to the services to be provided by Crestline Management to the Company.

The Board concluded that, in connection with its evaluation of the New Advisory Agreement, it was not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. Rather, the Board based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After these deliberations, the Board, including all of the Independent Directors, approved the New Advisory Agreement as being in the best interests of the Company and its shareholders. The Board then directed that the New Advisory Agreement be submitted to the Company’s shareholders for approval with the Board’s recommendation that shareholders vote to approve the New Advisory Agreement.
Additional Considerations under the 1940 Act
The Transaction is structured to comply with the “safe harbor” included in Section 15(f) of the 1940 Act. Section 15(f) provides that when a sale of securities or any other interest in an investment adviser occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale so long as two conditions are satisfied. These conditions are as follows:
•First, during the three-year period following the consummation of a transaction, at least 75% of the investment company’s board of directors must be comprised of Independent Directors. The Board is expected to meet this requirement at the time of the consummation of the Transaction, and for the three-year period thereafter.
•Second, an “unfair burden” must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any of its applicable express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement, during the two-year period after the date on which any such transaction occurs, whereby the investment adviser or corporate trustee or predecessor or successor investment advisers or corporate trustee or any interested person of any such adviser or any such corporate trustee receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of such company, other than bona fide ordinary compensation as principal underwriter for such company, or (ii) from such company or its security holders for other than bona fide investment advisory or other services. The terms of the Transaction will not introduce any compensation arrangements that are not related to bona fide investment advisory services provided to the Company or other funds managed by the Adviser, nor will any such changes take effect during the two (2)-year period following the consummation of the Transaction. Further, in its evaluation of the New Advisory Agreement, the Board considered whether an unfair burden would be imposed on the Company as a result of the Transaction and found that it was unaware of any arrangements that would constitute an unfair burden as such term is defined in the 1940 Act.

Principal Executive Offices

The principal executive office of each of the Company and Crestline Management is 201 Main Street, Suite 2100, Fort Worth, Texas 76102. Upon the approval of the New Advisory Agreement, the principal executive offices of each of the Company and Crestline Management will remain at the locations set forth above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NEW ADVISORY AGREEMENT.

OTHER BUSINESS

Under Delaware law, the only matters that may be acted on at a special meeting of shareholders are those stated in the Notice of Special Meeting. Accordingly, other than procedural matters relating to the proposals, no other business may properly come before the Meeting. Should any procedural matter requiring a vote of shareholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

AVAILABLE INFORMATION

We are required to file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information will also be available free of charge by contacting us at Crestline Lending Solutions, LLC, 201 Main Street, Suite 2100, Fort Worth, Texas 76102 or by telephone at (817) 339-7600.

PRIVACY NOTICE

We do not disclose any non-public personal information about our investors to anyone, except as permitted or required by law and regulation.

We seek to carefully safeguard our investors’ private information and, to that end, restrict access to non-public personal information about investors and only our employees and service providers that have a “need to know” an investor’s information to perform their jobs, such as to conduct our business, and who have agreed to the proper handling of such information and who have agreed to keep the information confidential are authorized to have access to your personal information. It may be necessary, under anti-money laundering and similar laws, to disclose information about the Company’s investors in order to accept subscriptions from them. We maintain physical, electronic, and procedural safeguards to protect investors’ nonpublic personal information.

We may share investor information (as described above) with our affiliates as permitted by applicable law, such as to provide investors with services that they have requested. Our affiliates are entities controlled or owned by us, or entities that control us or are under common control with us. We may share investor information (as described above) with firms that we hire to perform services for us, such as our attorneys, accountants, auditors, brokers, bankers, and entities that assist us with fundraising for our funds (such efforts may include communications with prospective future investors).

We share information with nonaffiliated service providers and financial institutions only if they agree to protect the confidentiality of investors’ non-public personal information and to use the information only for purposes for which it is disclosed to them. In addition, with consent, we may share investors’ personal information with entities other than our affiliates and service providers described herein. Also, we may disclose information to others, including nonaffiliated companies, as required or permitted by applicable law. We will also release information about investors, if investors direct us to do so, if compelled to do so by law, or in connection with any government or regulatory organization request or investigation.

We maintain physical, electronic and procedural safeguards that comply with federal standards to safeguard non-public personal information and which we believe are adequate to prevent unauthorized disclosure of such information. We do not otherwise provide information about current, former, and prospective individual investors to outside firms, organizations or individuals except at the investor’s request or to attorneys, accountants and auditors of any current, former and prospective individual investor.

Crestline

VOTE BY INTERNET
Before The Meeting - Go to [ ]

During The Meeting - Go to [ ]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CRESTLINE LENDING SOLUTIONS, LLC

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CRESTLINE LENDING SOLUTIONS, LLC 201 Main Street, Suite 2100 Fort Worth, Texas 76102 VOTE BY INTERNET Before The Meeting - Go to [ ] Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Central Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to [ ] You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Against Abstain The Board of Directors recommends you vote FOR the following: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 1. To approve a new investment advisory agreement by and between Crestline Lending Solutions, LLC and Crestline Management, L.P. CRESTLINE LENDING SOLUTIONS, LLC

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at [ ]. This Proxy is Solicited on Behalf of the Board of Directors of Crestline Lending Solutions, LLC for a Special Meeting of Shareholders to be held on [ ], 2025 at [ ] [AM/PM], Central Time The undersigned shareholder of Crestline Lending Solutions, LLC (the "Company") acknowledges receipt of the Notice of Special Meeting of Shareholders of the Company (the "Special Meeting") and hereby appoints Chris Semple, Jonathan Cochran and Jesus Payan, each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the units of limited liability company interests which the undersigned is entitled to vote at the Special Meeting to be held virtually at [ ] [AM/PM], CDT on [ ], 2025 at [ ], and any adjournment or postponement thereof. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. Continued and to be signed on reverse side

Annex A
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN
CRESTLINE LENDING SOLUTIONS, LLC
AND
CRESTLINE MANAGEMENT, L.P.

This Agreement (this “Agreement”) is made this [ ] day of [ ], 2025, by and between CRESTLINE LENDING SOLUTIONS, LLC (the “Company”) (f/k/a CRESTLINE LENDING SOLUTIONS RAMP, LLC (the “Ramp Vehicle”), a Delaware limited liability company, and CRESTLINE MANAGEMENT, L.P. (the “Adviser”), a Delaware limited partnership.

WHEREAS, the Company is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.             Duties of the Adviser.

(a)            The Company hereby employs the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth. In the performance of its duties, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act, and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Company; (ii) any other applicable provision of law; (iii) the provisions of the limited liability company agreement of the Company, as amended and/or restated from time to time (the “LLC Agreement”); (iv) the investment objectives, policies and restrictions applicable to the Company, as they may be amended from time to time by the Board upon written notice to the Adviser; and (v) any other policies and determinations of the Board provided in writing to the Adviser.

Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, monitor and service the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Company; and (vii) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act). For the avoidance of doubt, the Adviser shall
1

not delegate its foregoing duties or responsibilities without receiving the approval of a majority of the Company’s outstanding voting securities (as defined in the Investment Company Act) of any such sub-advisory agreement.
(b)           The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.
(c)           The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d)           The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2.             Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company, including salaries of the Adviser’s employees and other expenses incurred in maintaining the Adviser’s place of business.

The Company will bear all legal and other expenses costs and expenses incurred in connection with the Company’s formation and organization and the offering of the units of limited liability company interests of the Company (“Shares”), including:

i.organizational and offering expenses;
ii.expenses incurred in valuing the Company’s assets and computing the Company’s net asset value;
iii.the costs and expenses of due diligence of potential investments, monitoring performance of the Company’s investments, serving as directors and officers of portfolio companies, providing managerial assistance to portfolio companies, enforcing the Company’s rights in respect of its investments and disposing of investments and expenses related to unsuccessful portfolio acquisition efforts (“Portfolio Investment Costs”);
iv.expenses incurred by the Administrator (as defined below) or payable to third parties, including agents, consultants or other advisors, in monitoring financial, legal, regulatory, and compliance affairs for the Company and in monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio companies or otherwise related to, or associated with, evaluating and making investments;
v.interest payable on debt, if any, incurred to finance the Company’s investments and other fees and expenses related to the Company’s borrowings;
vi.offerings of the Shares and other securities (including underwriting, placement agent and similar fees and commissions);
vii.base management fees and incentive fees;
viii.third party investor hosting and similar platforms and service providers;
ix.administration fees;
x.transfer agent and custody fees and expenses;
xi.federal and state registration fees;
xii.U.S. federal, state and local taxes;
xiii.independent directors’ fees and expenses;
xiv.costs of preparing and filing reports or other documents required by the SEC or other regulators;
2

xv.costs of any reports, proxy statements or other notices to shareholders, including printing costs;
xvi.the costs associated with individual or group shareholders;
xvii.the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
xviii.direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, third-party investor hosting and similar platforms and service providers, and outside legal costs; and
xix.all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement (as defined below), including rent, office equipment, utilities and the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs.

In addition to the Base Management Fee and Incentive Fee (each as defined below), except as noted above, the Company will bear all other costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Company, subject to the provisions of the expense limitation and reimbursement agreement by and between the Company and the Adviser, dated as of September 2, 2025.

3.             Compensation of the Adviser.

(a)            The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Company may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.
(b)           The Base Management Fee shall be calculated at a rate based on the value of the Company’s net assets at its most recently published net asset value, as set forth below:

Base Management Fee	Net Assets as of Most Recently Completed Quarter
0.1125% (1.35% annualized)	Less than or equal to $150.0 million
0.0917% (1.10% annualized)	Greater than $150.0 million but less than or equal to $300.0 million
0.0823% (0.9875% annualized)	Greater than $300.0 million but less than or equal to $500.0 million
0.071% (0.85% annualized)	Greater than $500.0 million
For the Company’s initial period of operations from September 2, 2025 through the end of the fiscal quarter ending September 30, 2025, the base management fee will be calculated based on the net asset value of the Ramp Vehicle as of September 2, 2025. For services rendered under this Agreement, the Base Management Fee will be payable quarterly in arrears. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

(c)           The Incentive Fee shall consist of two parts as follows:

(i)             One part of the Incentive Fee (the “Income Incentive Fee”) will be calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” interest income, distribution income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during each calendar quarter, minus the Company’s operating expenses for such quarter (including the base management fee, expenses payable under the administration agreement (the “Administration Agreement”) by and between the Company and
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Crestline Management, L.P. (in its capacity as the Company’s administrator, the “Administrator”) and any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market or original issue discount, debt investments with PIK interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, will be compared to a hurdle rate” of 1.25% per quarter (5.0% annualized), subject to a “catch-up” provision measured as of the end of each calendar quarter. The Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate of 1.25% (the “preferred return” or “hurdle”); (2) 100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than or equal to 1.43% in any calendar quarter (5.72% annualized); this portion of the Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than or equal to 1.43%) is referred to herein as the “catch-up.” The “catch-up” is meant to provide the Adviser with an incentive fee of 12.5% on all of the Company’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Fee Net Investment Income exceeds 1.43% in any calendar quarter; and (3) 12.5% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.43% in any calendar quarter (5.72% annualized) payable to the Adviser once the hurdle is reached and the catch-up is achieved, (12.5% of all Pre-Incentive Fee Net Investment Income thereafter is allocated to the Adviser).

These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Company during the relevant calendar quarter.

(ii)            The second part of the Incentive Fee (“Incentive Fee on Capital Gains”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below). The Company will pay the Adviser an Incentive Fee with respect to the Company’s cumulative realized capital gains equal to 12.5% of cumulative realized capital gains from inception through the end of such fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains as calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”); provided that, in no event will the Incentive Fee on Capital Gains paid to the Adviser exceed the amount permitted by Section 205(b)(3) of the Advisers Act.

4.             Covenants of the Adviser.

(a)            The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

(b)           The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5.             Excess Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker
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or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio.

6.             Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

7.             Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer, senior advisor and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer, senior advisor or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

8.             Limitation of Liability of the Adviser; Indemnification.

The Adviser and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it, shall not be liable to the Company for any error of judgment or mistake of law or for any action taken or omitted to be taken by the Adviser or for any loss suffered by the Company in connection with the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services) in the absence of Disabling Conduct (as defined below), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company.

Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified
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Parties to indemnification in respect of: (a) any liability or losses arising solely from a claim between or among Indemnified Parties or (b) any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of (i) breach of the LLC Agreement or this Agreement, (ii) willful misfeasance, bad faith, fraud or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder), or (iii) violation of any law, including, but not limited to, violation of any federal or state securities law, that has a material adverse effect on the Company (collectively, “Disabling Conduct”). For the avoidance of doubt, nothing in this Section 8 shall constitute a waiver of any Indemnified Party’s non-waivable federal fiduciary duties to the Company under the Advisers Act. Additionally, nothing in this Agreement shall provide for indemnification that would be in violation of the Advisers Act.

The Adviser shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided that such broker or other agent shall have been selected, engaged or retained and monitored by the Adviser in good faith, unless such action or inaction was made by reason of Disabling Conduct, or in the case of a criminal action or proceeding, where the Adviser had reasonable cause to believe its conduct was unlawful.
9.             Effectiveness, Duration and Termination of Agreement.

(a)           This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (B) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

Notwithstanding the foregoing, this Agreement may be terminated (i) by the Company at any time, without the payment of any penalty, upon giving the Adviser 60 days’ written notice (which notice may be waived by the Adviser), provided that such termination by the Company shall be directed or approved by the vote of a majority of the directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or (ii) by the Adviser on 60 days’ written notice to the Company (which notice may be waived by the Company).

(b)           This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

10.           Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

11.           Amendments.

This Agreement may be amended by mutual written consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

12.           Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof, except as it relates to any fee waivers or expense limitation arrangements agreed to by the Adviser that are and remain in effect as of the date of this Agreement. This Agreement shall be construed in accordance with the laws of the State of Delaware and in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable
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laws of the State of Delaware or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CRESTLINE LENDING SOLUTIONS, LLC
By:
	Name:	Chris Semple
	Title:	Chief Executive Officer

CRESTLINE MANAGEMENT, L.P.
By:
	Name:	John S. Cochran
	Title:	Chief Operating Officer

[Crestline – Investment Advisory and Management Agreement]